ESCROW AGREEMENT


     This Escrow Agreement (the "Agreement") is made and entered into this 21st Day of September, 2000, by and between the undersigned Westnet Communication Group, Inc., a Nevada corporation in good standing (the "Issuer"); the Selling Shareholders of shares of common stock of Westnet Communication Group, Inc. ("Selling Shareholders"); and Southwest Escrow Company, of Las Vegas, Nevada ("Escrow Agent").

       WHEREAS, Selling Shareholders intend to sell shares of common stock of Westnet Communication Group, Inc. (the "Issuer"), such sale to be conducted pursuant to a registration statement on Form SB-2 ("Form SB-2") under the Act filed with the Securities and Exchange Commission ("SEC") ("the Offering");

       WHEREAS, Westnet Communication Group, Inc. is deemed to be a Blank Check issuer as that term is defined by subsection (a)(2) of Rule 419 ("Rule 419") of Regulation C under the Securities Act of 1933, as amended (the "Act"),

       WHEREAS, Selling Shareholders desire to utilize Escrow Agent's services under the terms and conditions herein provided to satisfy the restrictions and requirements imposed on the Offering by Rule 419.


                                    Agreement

       NOW,  THEREFORE,   based  on  the  foregoing  premises  and  for  and  in
consideration of the mutual promises and covenants hereinafter set forth, the Parties hereby agree as follows:

1. Appointment of Escrow Agent. In connection with Selling Shareholders' proposed offering of shares of Common Stock to be conducted after such shares are registered, Selling Shareholders appoint Southwest Escrow Company as escrow agent in connection with the Offering In connection with the Rule 419 offering:

       a. Escrow Agent shall receive and hold all shares of Common stock sold in connection with the offering pursuant to the terms set forth in the Agreement and in accordance with Rule 419; deposit the gross proceeds from the offering promptly into an escrow account maintained by an "insured depository institution," or into a separate bank account; and maintain in good faith and in the regular course of business the escrow account records of the insured depository institution, or separate bank account, providing the funds in the escrow account are held for the benefit of the purchasers and showing the name and interest of each party to the account.

       b.     The Escrow Agent shall receive compensation of:

               i.   An   Establishment   Fee  equal  to  Seven   Hundred   Fifty
                    Dollars($750.00) upon execution of this Agreement;

               ii. The amounts on Escrow Agent's Schedule of Fees and Services, for corresponding activities.

2.     Duties of Escrow Agent.

       a.     In connection with the Rule 419 offering, the Escrow Agent shall:

               i. Receive and hold all shares of Common Stock issued in connection with the offering pursuant to the terms set forth in this Agreement and in accordance with Rule 419;

               ii. Deposit the gross proceeds from the offering promptly into an escrow account ("Escrow Account") maintained by an "insured depository institution," or into a separate bank account; and

              iii. Maintain in good faith and in the regular course of business Escrow Account records of the insured depository institution, or separate bank account, providing that the funds in the Escrow Account are held for the benefit of the purchasers and showing the name and interest of each party to the account.

       b. The Escrow Agent shall be responsible for establishing the Escrow Account into which the securities to be sold and the funds to be received in connection with Selling Shareholders proposed offering shall be deposited and held until an acquisition meeting the criteria specified in Rule 419 is completed.

       c. The Escrow Agent is not responsible for any act or failure to act on its part, except in the case of its own willful misconduct or gross negligence. The Escrow Agent shall not be liable for any error of judgment or for any act done or step taken or omitted in good faith, or for any mistake of fact or law for anything which it may do or refrain from doing in connection therewith, except for its own willful misconduct.

       d. The Escrow Agent is not a party to or bound by any agreement pertaining to the transaction or any other agreement between the Parties, except this Agreement.

       e. In the event of any disagreement between the Parties or any person resulting in adverse claims or demands being made in connection with or for any of the amount in escrow, the Escrow Agent shall be entitled, at its option, to refuse to comply with any such claim or demand so long as such disagreement shall continue, and to initiate a legal proceeding, including but not limited to an impleader action, to have the dispute resolved. Until resolution of any such disagreement, Escrow Agent may refuse to deliver or otherwise dispose of funds until:

               i. The rights of the adverse claimant have been finally adjudicated in the court assuming and having jurisdiction of the parties and the amount in escrow; or

              ii. The differences shall have been adjusted by agreement among the affected Parties and the Escrow Agent shall have been notified thereof in writing signed by the interested Parties.

       f. The duties of the Escrow Agent hereunder are entirely ministerial, being limited to receiving, holding, and disbursing the amount in escrow as provided herein. The Escrow Agent may rely upon and will be protected in acting upon any paper or other document which may be submitted to it in connection with its duties hereunder and which is believed by it to be genuine and to have been signed by the proper party or parties or their representatives, and shall have no liability or responsibility with respect to the form, execution, or validity thereof.

3. Deposit and Investment of Offering Proceeds. The proceeds from the Selling Shareholders' offering will be deposited as follows:

       a.     All  offering   proceeds,   after   deduction  of  cash  paid  for
              underwriting commissions, underwriting expenses, dealer allowances, and amounts permitted to be released to the Selling Shareholders pursuant to Rule 419 (b)(2)(vi) and Paragraph 5 herein, shall be deposited promptly into the Escrow Account.

       b. Deposited proceeds shall only be invested in an obligation that constitutes a "deposit", as that term is defined in section 3(1) of the Federal Deposit Insurance Act.

       c. Interest or dividends earned on the funds, if any, shall be held in the Escrow Account until the funds are released. If funds held in the Escrow Account are released to a purchaser of the securities, the purchasers shall receive interest or dividends earned, if any, on such funds until the date of release. If funds held in the Escrow Account are released to the Selling Shareholders , interest or dividends earned on such funds up to the date of release shall be released to the Selling Shareholders.

4.     Deposit of Securities.

       a. All securities sold in connection with the offering, whether or not for cash consideration, and any other securities issued with respect to such securities, including securities issued with respect to stock splits, stock dividends, or similar rights, shall be deposited directly into the Escrow Account promptly upon execution of a purchase and sale agreement between the Selling Shareholders and the purchaser of shares. The identity of the purchaser of the securities shall be included on the stock certificates or other documents evidencing such securities.

       b. Securities held in the Escrow Account are to remain as deposited and shall be held for the sole benefit of the purchasers, who shall have voting rights, if any, with respect to securities held in their names, as provided by applicable state law. No transfer or other disposition of securities held in the Escrow Account or any interest related to such securities shall be permitted other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986 [26 U.S.C. 1 et seq.], or the rules thereunder.

5.     Distribution and Release of Deposited Securities and Funds.

       a. The actual amount of finders' fees and commissions, if any, incurred by Selling Shareholders in connection with the offering shall be deducted from the funds held in escrow and be released to the Selling Shareholders prior to the consummation of a business combination, as provided by Rule 419.

       b. The securities held in the Escrow Account shall be delivered to the purchaser or other registered holder identified on the deposited securities only at the same time as, or, after:

              i. The Escrow Agent has received a signed representation from the Selling Shareholders that the requirements of paragraphs
                    (e)(1) and (e)(2) of Rule 419 have been met including a receipt by Selling Shareholders of Rule 419(e) (2) (iii) confirmations from purchasers; and

                ii. Consummation of  an  acquisition(s) meeting the requirements of paragraph (e)(2)(iii) of Rule 419.

6.     Duties of Issuer.

     Upon request of the Escrow Agent, Issuer shall timely execute and deliver any and all documents, and perform any and all acts, as may be reasonably and customarily required to be executed or performed by an issuer in connection with the parties' fulfilment of their respective obligations under an escrow agreement such as this Agreement.

7.     Notice.

       a. Any notice or correspondence in connection with the Escrow Agreement shall be deemed sufficient if delivered, or deposited in the United States Mail, First Class Postage prepaid for delivery as follows:

              Selling Shareholders:             Escrow Company:

              Selling Shareholders              Southwest Escrow Company
              c/o Westnet
              2921 N. Tenaya Way, Ste 216       401 N. Buffalo Drive, Suite 205
              Las Vegas, NV 89128               Las Vegas, Nevada 89145


              Issuer:

              Westnet Communication Group, Inc.
              2921 N. Tenaya Way, Ste 216
              Las Vegas, NV  89128


       b. Selling Shareholders may, from time to time, designate one of their members, or another person, to act on their behalf in connection with acts and notices relating to this Agreement. Escrow Agent shall be entitled to rely on, and be free from liability arising from reliance on, a Power of Attorney or other document executed by each undersigned selling shareholder designating such other person to act in his behalf.

8.   Termination of Offering by Selling  Shareholders.

     In the event the Selling Shareholders elect to terminate the Offering prior to the occurrence of the events specified in Paragraph 5 herein, the Selling Shareholders shall notify Escrow Agent that the offering has been terminated and the registration statement withdrawn, whereupon Escrow Agent shall return securities to Selling Shareholders, and shall return funds, together with any interest or dividends earned, to prospective purchasers.

9.   Governing Law.

     This Agreement shall be governed by, enforced, and construed under and in accordance with the laws of the State of Nevada.

The  below  signatures  by  the  authorized   representatives   of  the  Selling
Shareholders and Escrow Agent witness their respective agreement to act in accordance with the terms hereof.


Issuer:


/s/ Elizabeth A. Sanders
------------------------------
Westnet Communication Group, Inc.



Selling Shareholders:


/s/  Elizabeth A. Sanders                    /s/Kristy B. Warren
------------------------------               ---------------------------------
Selling Shareholder                          Selling Shareholder


/s/ Nancy J. Cooke                           /s/  Connie C. Ross
------------------------------               ---------------------------------
Selling Shareholder                          Selling Shareholder


/s/  Brice A. Smith                          /s/  Gary Grieco
------------------------------               ---------------------------------
Corporate Capital                            Kidadus Consulting, Ltd.
Formation, Inc.                              Selling Shareholder
Selling Shareholder


/s/  Dennis Sutton
------------------------------
Transint Holdings and
Consultancy, Inc.
Selling Shareholder



Escrow Agent:


/s/  Dale Puhl
------------------------------
Southwest Escrow Company